Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This Agreement is entered into as of the 1st day of September 2006,  (the “Effective Date”) by and between DynCorp International LLC (“Company”), 3190 Fairview Park Drive, Falls Church, VA 22042 and General Anthony C. Zinni (“Consultant”), 123 Huntercombe, Williamsburg, VA 23188.  The parties, intending to be legally bound, hereby agree as follows:

ARTICLE I - TERM OF AGREEMENT

This Agreement shall commence on September 1, 2006 (the “Effective Date”) and shall continue until terminated or canceled as provided hereunder.

ARTICLE II - STATEMENT OF WORK

Consultant shall perform services in accordance with the schedule and statement of work (“Work”) described in Exhibit A (Statement of Work).

ARTICLE III - PERFORMANCE OF WORK

Consultant shall receive assignments from Herbert J. Lanese or his designee.

ARTICLE IV - COMPENSATION/PAYMENT/TAXES

A.            COMPENSATION

1.               Compensation for services rendered by Consultant shall be based upon the rates specified in Exhibit B.

2.               Company shall reimburse Consultant for reasonable out-of-town travel, including business class for overseas air travel, provided that Consultant has obtained advance approval for such travel from Company.  Company shall also reimburse Consultant for telephone, facsimile, postage, copying, and other charges required to perform the Work.

B.                                     PAYMENT

1.               Consultant shall submit invoices at the end of each month for services rendered during the month, disbursements and expenses.  Each invoice shall include supporting documentation for reimbursable expenses incurred by Consultant.

2.               Company shall pay Consultant’s fee in advance on the first day of each month.  Invoiced amounts for reimbursable expenses incurred by Consultant shall be paid by Company within thirty (30) days after its receipt of a valid invoice.

C.            TAXES

Consultant shall be responsible for the payment of all federal, state, and local taxes, including but not limited to, income taxes and payroll taxes, in connection with the compensation paid by Company.

ARTICLE V - RELATIONSHIP OF PARTIES

In performing the Work, Consultant is acting as an independent contractor and not as an employee, agent, or representative of Company. Consultant has no authority to transact any business in the name of or on account of Company or otherwise obligate Company in any manner.

ARTICLE VI - PROPRIETARY INFORMATION AND OWNERSHIP OF INFORMATION

A.           During the term of this Agreement and thereafter, Consultant shall not disclose business, financial, technical or other information concerning the Company to any third party, including but not limited to, information concerning its business and/or marketing methods and operations, its customers or subcontractors, its financial condition, or its personnel, excepting, however, such information as is generally available to the public, or authorized for dissemination as part of Consultant’s responsibilities under this Agreement.

B.             All data, proposals, reports, and other information generated by Consultant under this Agreement shall become the sole property of Company and shall not be disclosed by Consultant (in original or copy form) during the term of this Agreement or thereafter except to the extent specifically authorized by Company.

C.             Consultant shall promptly cease using and shall return or destroy, at Company’s option, all information and documents (including all hard copies of documents and copies stored in any computer memory or storage medium) furnished by Company or generated by Consultant under this Agreement upon the expiration, termination, or cancellation of this Agreement, whichever first occurs.

ARTICLE VII - CONSULTANT’S WARRANTIES

Consultant makes the following warranties to Company:

1.               Consultant has expertise in the field covered by this Agreement and shall commit time and resources to attain the stated goal and complete the Work.

2.               This Agreement is not in conflict with any other agreement or obligation, that Consultant has with any third party.

3.               Consultant shall correct any defects or errors in the Work identified by Company for 30 days after acceptance of the Work.

ARTICLE VIII - SERVICES FOR OTHERS

During the term of this Agreement, Consultant shall not perform similar services for any third party that would compromise the value of, or be in conflict with, the Work or deliverables to Company.

ARTICLE IX - NOTICES

All notices and requests given by either party to the other shall be in writing and sent by facsimile, email or first class mail.

ARTICLE X - ASSIGNMENT

Consultant shall not assign this Agreement or any rights hereunder or delegate the Work or any of Consultant’s other obligations hereunder to any third party without prior written consent of Company.

ARTICLE XI - TERMINATION

Either party may terminate this Agreement by providing 60 day’s advance written notice to the other party.  In the event this Agreement is terminated pursuant to this clause, Company may, at its option and expense, within 10 working days of termination notice, request in writing a written final report covering all the Work accomplished under this Agreement from date of execution to date of termination.

Consultant’s obligations with respect to the confidentiality and warranty provisions of this Agreement shall survive termination or expiration of this Agreement.

ARTICLE XII - DISPUTES

Company and Consultant shall retain all rights and remedies available at law or equity, to the extent they are not inconsistent with this Agreement, in the event of any dispute under this Agreement.

ARTICLE XIII - PUBLICITY

Consultant shall not disclose the terms and conditions of or publish any information concerning this Agreement without the prior written consent of Company.

ARTICLE XIV - WAIVER

The failure of either party to assert any claim or right against the other party regarding its obligations hereunder, in any one or more instances, shall not constitute a waiver of such claim or right with respect to future performance of such obligations and other obligations under the Agreement.

ARTICLE XV - COMPLIANCE WITH LAW AND COMPANY STANDARDS OF CONDUCT

Consultant shall comply in all material respects with all federal, state and local laws and regulations pertaining to the performance of this Agreement and the Company’s Standards of Conduct, attached as Exhibit C hereto.  In particular, Consultant acknowledges the obligation to comply with the Foreign Corrupt Practices Act and the Company’s procedures and training requirements pertaining to that Act.

ARTICLE XVI - LIMITATION OF LIABILITY

IN NO EVENT SHALL COMPANY OR CONSULTANT BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, OR THIRD PARTY CLAIMS, ARISING DIRECTLY OR INDIRECTLY FROM THE PERFORMANCE OF WORK UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE XVII - GOVERNING LAW

This Agreement shall be construed, governed and interpreted in accordance with the laws, but not the rules relating to the choice of law, of the Commonwealth of Virginia.

ARTICLE XVIII - ENTIRE AGREEMENT

This Agreement sets forth the entire agreement between the parties and supersedes all prior oral and written agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement may not be modified or the parties released from their obligations hereunder except by an instrument in writing signed by an authorized representative of the parties.

COMPANY

By:	/s/ Herbert J. Lanese

Title:	President & CEO	Date:	16 August 2006

CONSULTANT

By:	/s/ Anthony C. Zinni	Date:	22 August 2006